UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 4, 2015

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 4, 2015, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended September 30, 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 4, 2015, the Company issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.14	January 15, 2016	January 1, 2016
Preference shares - Series A	$0.515625	December 15, 2015	December 1, 2015
Preference shares - Series B	$0.90625	December 15, 2015	December 1, 2015

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 4, 2015

99.2	Press Release of Maiden Holdings, Ltd., dated November 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2015	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 4, 2015

99.2	Press Release of Maiden Holdings, Ltd., dated November 4, 2015

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Third Quarter 2015 Operating Earnings(1) of $25.8 million or $0.34 Per Diluted Common Share and Net Income Attributable to Common Shareholders of $22.5 Million or $0.30 Per Diluted Common Share

Highlights for the quarter ended September 30, 2015

•	Net operating earnings(1) of $25.8 million, or $0.34 per diluted common share compared with net operating earnings of $29.3 million, or $0.38 per diluted common share in the third quarter of 2014;

•	Annualized operating return on common equity(1) of 11.3% compared to 12.9% in the third quarter of 2014;

•
Net income attributable to Maiden common shareholders of $22.5 million or $0.30 per diluted common share compared with net income of $27.8 million, or $0.36 per diluted common share in the third quarter of 2014;

•	Gross premiums written increased 0.9% to $628.5 million compared to the third quarter of 2014;

•	Net premiums written decreased 1.0% to $599.2 million compared to the third quarter of 2014;

•	Combined ratio(11) of 99.6 % compared to 97.8% in the third quarter of 2014;

•	Net investment income was $32.8 million, an increase of 11.3% compared to the third quarter of 2014; and

•	Book value per common share(4) of $12.28 at September 30, 2015 decreased 3.2% versus December 31, 2014.

Highlights for the nine months ended September 30, 2015

•	Net operating earnings(1) of $80.8 million, or $1.05 per diluted common share compared with net operating earnings of $83.1 million, or $1.09 per diluted common share in the first nine months of 2014;

•	Annualized operating return on common equity(1) of 11.8% compared to 13.0% in the first three quarters 2014;

•
Net income attributable to Maiden common shareholders of $75.4 million or $0.99 per diluted common share compared with $49.5 million, or $0.67 per diluted common share in the first nine months of 2014;

•	Gross premiums written increased 12.2% to $2.1 billion compared to the first three quarters of 2014;

•	Net premiums written increased 9.1% to $2.0 billion in the first nine months of 2015 compared to the same period last year;

•	Combined ratio(11) of 99.1% compared to 97.8% in the first nine months of 2014; and

•	Net investment income was $96.3 million, an increase of 12.6% compared to the first three quarters of 2014.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported third quarter 2015 net operating earnings(1) of $25.8 million compared with $29.3 million in the third quarter of 2014. Net income attributable to Maiden common shareholders in the third quarter of 2015 was $22.5 million compared to net income attributable to Maiden common shareholders of $27.8 million in the third quarter of 2014.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “Maiden continues to generate solid earnings and double digit operating returns despite a challenging operating environment. Importantly, we continue to enjoy growth in invested assets and strong year-on-year growth in investment income. While comparative year-on-year earnings and underwriting results have been impacted by adverse commercial auto experience in the Diversified Reinsurance segment, we are confident that we are effectively responding to these issues. While these actions have adversely impacted revenue in the quarter, we remain confident in our ability to expand our Diversified Reinsurance segment in the U.S., with continued growth from existing clients and a strong flow of year-end opportunities. In Europe, we expect the recently announced branded automotive OEM solutions partnership with Allianz to drive growth in the Diversified Reinsurance segment, along with additional Solvency II related initiatives. Our AmTrust segment continues to benefit from strong business growth and strong underwriting performance.”

Results for the quarter ended September 30, 2015
Maiden reported third quarter 2015 net operating earnings(1) of $25.8 million, or $0.34 per diluted common share compared with $29.3 million, or $0.38 per diluted common share in the third quarter of 2014. Net income attributable to common shareholders was $22.5 million or $0.30 per diluted common share compared with $27.8 million or $0.36 per diluted common share in the third quarter of 2014.

In the third quarter of 2015, gross premiums written increased 0.9% to $628.5 million from $622.9 million in the third quarter of 2014. Net premiums written totaled $599.2 million in the third quarter of 2015, a decrease of 1.0% compared to the third quarter of 2014.  The Diversified Reinsurance segment’s net premiums written totaled $163.7 million, a decrease of 25.4% versus the third quarter of 2014. Within the Diversified Reinsurance segment, premiums continued to be impacted by a single large account in the U.S. that was lost when the parent company was acquired and no longer required the reinsurance capital from Maiden. In the AmTrust Reinsurance segment, net premiums written increased by 12.8% to $435.4 million compared to the third quarter of 2014 reflecting continued organic growth and premiums from the acquisition of Tower Group business.

Net premiums earned of $658.5 million increased 11.2% compared to the third quarter of 2014.  In the Diversified Reinsurance segment, net premiums earned decreased 17.1% to $193.2 million compared to the third quarter of 2014. The AmTrust Reinsurance segment earned premiums were up 29.6% to $465.3 million compared to the third quarter of 2014.

Net loss and loss adjustment expenses of $444.2 million were up 11.1% compared to the third quarter of 2014.  The loss ratio(7) of 67.2% was the same as the 67.2% reported in the third quarter of 2014.

Commission and other acquisition expenses, including general and administrative expenses, increased $32.4 million to $214.1 million in the third quarter of 2015, compared to the same quarter a year ago. The total expense ratio(10) increased to 32.4% for the third quarter of 2015 compared with 30.6% in the same quarter last year, reflecting changes in business mix. General and administrative expenses for the third quarter of 2015 totaled $16.5 million compared with $15.4 million in the third quarter of 2014. The general and administrative expense ratio(9) was 2.5% in the third quarter of 2015 compared to 2.7% in the third quarter of 2014.

The combined ratio(11) for the third quarter of 2015 totaled 99.6% compared with 97.8% in the third quarter of 2014. The Diversified Reinsurance segment combined ratio was 104.0% in the third quarter of 2015, up from 98.5% in the third quarter of 2014 and essentially the same as the second quarter of 2015. The higher Diversified Reinsurance segment combined ratio continues to reflect adverse development in U.S. excess of loss commercial auto liability results, but the third quarter of 2015 also included losses stemming from tornado activity in the quarter which exceeded the Company’s planned Cat load. The AmTrust Reinsurance segment reported a combined ratio of 95.5% in the third quarter of 2015 compared to 95.6% in the third quarter of 2014.

Net investment income of $32.8 million in the third quarter of 2015 increased 11.3% compared to the third quarter of 2014. As of September 30, 2015, the average yield on the fixed income portfolio (excluding cash) is 3.44% with an average duration of 5.02 years. Cash and cash equivalents were $433.1 million as at September 30, 2015 or $40.6 million higher than at year-end 2014.

Total assets increased 11.5% to $5.8 billion at September 30, 2015 compared to $5.2 billion at year-end 2014.   Shareholders' equity was $1.2 billion, down 1.7% compared to December 31, 2014. Book value per common share was $12.28 at September 30, 2015 or 3.2% lower than at December 31, 2014.

During the third quarter of 2015, the Board of Directors declared dividends of $0.13 per common share, $0.515625 per Series A preference share and $0.90625 per Series B preference share.

Results for the nine months ended September 30, 2015
Net operating earnings(1) for the first nine months of 2015 were $80.8 million, or $1.05 per diluted common share compared with $83.1 million, or $1.09 per diluted common share in the first three quarters of 2014. Net income attributable to Maiden common shareholders was $75.4 million compared to net income attributable to Maiden common shareholders of $49.5 million in the first nine months of 2014. In the first quarter of 2014, net income was impacted by a non-recurring non-cash charge of $28.2 million, representing the accelerated amortization of both the original issue discount and issuance costs associated with the TRUPs.

In the first nine months of 2015, gross premiums written totaled $2.1 billion, an increase of 12.2% compared to the first nine months of 2014.  In the first three quarters of 2015, net premiums written totaled $2.0 billion, an increase of 9.1% compared to the first nine months of 2014.  Net premiums in both reportable segments are affected by the new retrocessional program which became effective January 1, 2015. Net premiums written in the Diversified Reinsurance segment totaled $602.7 million, a decrease of 11.6% versus the first three quarters of 2014. In the AmTrust Quota Share Reinsurance segment, net premiums written increased by 20.9% to $1.4 billion compared to the first three quarters of 2014.

Net premiums earned of $1.8 billion increased 12.3% compared to the first nine months of 2014.  Net premiums earned decreased 10.2% in the Diversified Reinsurance segment to $570.7 million compared to the first three quarters of 2014. The AmTrust Quota Share Reinsurance segment net premiums earned were up 28.9% to $1.3 billion compared to the first nine months of 2014.

Net loss and loss adjustment expenses of $1.2 billion were up 12.2% compared to the first nine months of 2014.  The loss ratio(7) of 66.7% was slightly above the 66.6% reported for the first three quarters of 2014.

Commission and other acquisition expenses, including general and administrative expenses, increased 16.6% to $600.6 million in the first three quarters of 2015 versus the comparable period a year ago, while the total expense ratio(10) rose to 32.4% for the first nine months of 2015 compared with 31.2% in the same period last year. Loss ratios and commission and other acquisition ratios increased due to the higher proportion of quota share business in 2015 versus 2014. General and administrative expenses for the first three quarters of 2015 totaled $49.0 million compared with $45.6 million in the first nine months of 2014. The general and administrative expense ratio(9) decreased to 2.7% in the first three quarters of 2015 versus 2.8% in the same period during 2014.

The combined ratio(11) for the first three quarters of 2015 totaled 99.1% compared with 97.8% in the first nine months of 2014. The Diversified Reinsurance segment had a combined ratio of 103.1% in the first three quarter of 2015 compared to 97.9% in the first nine months of 2014. The AmTrust Quota Share Reinsurance segment reported a combined ratio of 95.1% in the first three quarters of 2015 compared to 95.6% in the comparable period in 2014.

Net investment income of $96.3 million in the first three quarters of 2015 increased 12.6% compared to the first nine months of 2014.

Conference Call

Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:

U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 65375511
Webcast: http://www.maiden.bm/news_events

A replay of the conference call will be available beginning at 11:30 a.m. ET on November 5, 2015 through midnight on November 12, 2015. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 65375511; or access http://www.maiden.bm/news_events

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2015, Maiden had $5.8 billion in assets and shareholders' equity of $1.2 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars, except per share data)

	September 30, 2015 (Unaudited)	December 31, 2014 (Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2015: $3,291,365; 2014: $3,379,864)	$3,288,510	$3,456,904
Fixed maturities, held-to-maturity, at amortized cost (fair value 2015: $610,994; 2014: $0)	608,510	—
Other investments, at fair value (cost 2015: $10,725; 2014: $10,862)	11,472	12,571
Total investments	3,908,492	3,469,475
Cash and cash equivalents	117,551	108,119
Restricted cash and cash equivalents	315,504	284,381
Accrued investment income	30,398	27,524
Reinsurance balances receivable, net	492,685	512,996
Reinsurance recoverable on unpaid losses	93,116	75,873
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	428,817	372,487
Goodwill and intangible assets, net	87,343	87,336
Other assets	114,625	57,926
Total assets	$5,756,506	$5,164,092
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,538,217	$2,271,292
Unearned premiums	1,439,637	1,207,757
Accrued expenses and other liabilities	112,805	83,877
Liability for securities purchased	84,065	—
Senior notes	360,000	360,000
Total liabilities	4,534,724	3,922,926
Commitments and Contingencies
EQUITY
Preference shares	315,000	315,000
Common shares	747	739
Additional paid-in capital	584,036	578,445
Accumulated other comprehensive income	23,007	95,293
Retained earnings	301,796	255,084
Treasury shares, at cost	(4,521)	(3,867)
Total Maiden shareholders’ equity	1,220,065	1,240,694
Noncontrolling interest in subsidiaries	1,717	472
Total equity	1,221,782	1,241,166
Total liabilities and equity	$5,756,506	$5,164,092

Book value per common share(4)	$12.28	$12.69

Common shares outstanding	73,690,640	72,932,702

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	For the Nine Months Ended September 30, 2015	For the Nine Months Ended September 30, 2014
Revenues:
Gross premiums written	$628,501	$622,861	$2,136,935	$1,905,251
Net premiums written	$599,153	$605,456	$2,025,754	$1,856,268
Change in unearned premiums	59,367	(13,014)	(180,495)	(212,700)
Net premiums earned	658,520	592,442	1,845,259	1,643,568
Other insurance revenue	2,177	2,423	9,408	10,427
Net investment income	32,843	29,520	96,260	85,469
Net realized gains on investment	1,216	310	2,327	975
Total other-than-temporary impairment losses	(1,060)	(1,189)	(1,060)	(1,189)
Portion of loss recognized in other comprehensive income (loss)	—	—	—	—
Net impairment losses recognized in earnings	(1,060)	(1,189)	(1,060)	(1,189)
Total revenues	693,696	623,506	1,952,194	1,739,250
Expenses:
Net loss and loss adjustment expenses	444,172	399,815	1,236,505	1,102,316
Commission and other acquisition expenses	197,639	166,246	551,678	469,730
General and administrative expenses	16,453	15,430	48,951	45,560
Total expenses	658,264	581,491	1,837,134	1,617,606
Income from operations(2)	35,432	42,015	115,060	121,644
Other expenses
Interest and amortization expenses	(7,266)	(7,266)	(21,796)	(22,692)
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	(28,240)
Amortization of intangible assets	(710)	(820)	(2,130)	(2,458)
Foreign exchange and other gains	1,427	483	4,062	1,555
Total other expenses	(6,549)	(7,603)	(19,864)	(51,835)
Income before income taxes	28,883	34,412	95,196	69,809
Income tax expense	368	486	1,636	1,907
Net income	28,515	33,926	93,560	67,902
Add (less): loss (income) attributable to noncontrolling interest	69	(43)	116	(109)
Net income attributable to Maiden	28,584	33,883	93,676	67,793
Dividends on preference shares(6)	(6,085)	(6,085)	(18,253)	(18,253)
Net income attributable to Maiden common shareholders	$22,499	$27,798	$75,423	$49,540
Net operating earnings attributable to Maiden common shareholders(1)	$25,758	$29,329	$80,791	$83,075
Basic earnings per common share attributable to Maiden shareholders	$0.31	$0.38	$1.03	$0.68
Diluted earnings per common share attributable to Maiden shareholders	$0.30	$0.36	$0.99	$0.67
Basic operating earnings per common share attributable to Maiden shareholders	$0.35	$0.40	$1.10	$1.14
Diluted operating earnings per common share attributable to Maiden shareholders	$0.34	$0.38	$1.05	$1.09
Dividends declared per common share	$0.13	$0.11	$0.39	$0.33

Weighted average number of common shares - basic	73,638,980	72,888,024	73,403,998	72,819,452
Adjusted weighted average number of common shares and assumed conversions - diluted	85,743,005	84,923,796	85,486,002	84,733,164

Net loss and loss adjustment expense ratio(7)	67.2%	67.2%	66.7%	66.6%
Commission and other acquisition expense ratio(8)	29.9%	27.9%	29.7%	28.4%
General and administrative expense ratio(9)	2.5%	2.7%	2.7%	2.8%
Expense ratio(10)	32.4%	30.6%	32.4%	31.2%
Combined ratio(11)	99.6%	97.8%	99.1%	97.8%
Annualized return on common equity	9.8%	12.2%	11.0%	7.8%
Annualized operating return on common equity	11.3%	12.9%	11.8%	13.0%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	For the Nine Months Ended September 30, 2015	For the Nine Months Ended September 30, 2014
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$22,499	$27,798	$75,423	$49,540
Add (subtract)
Net realized gains on investment	(1,216)	(310)	(2,327)	(975)
Net impairment losses recognized in earnings	1,060	1,189	1,060	1,189
Foreign exchange and other gains	(1,427)	(483)	(4,062)	(1,555)
Amortization of intangible assets	710	820	2,130	2,458
Divested excess and surplus ("E&S") business and NGHC run-off	3,841	24	7,696	2,815
Interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt	—	—	—	492
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	28,240
Non-cash deferred tax expense	291	291	871	871
Net operating earnings attributable to Maiden common shareholders(1)	$25,758	$29,329	$80,791	$83,075
Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.35	$0.40	$1.10	$1.14
Diluted earnings per common share attributable to Maiden shareholders	$0.34	$0.38	$1.05	$1.09
Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$28,584	$33,883	$93,676	$67,793
Add (subtract)
Foreign exchange and other gains	(1,427)	(483)	(4,062)	(1,555)
Amortization of intangible assets	710	820	2,130	2,458
Interest and amortization expenses	7,266	7,266	21,796	22,692
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	28,240
Income tax expense	368	486	1,636	1,907
(Loss) income attributable to noncontrolling interest	(69)	43	(116)	109
Income from operations(2)	$35,432	$42,015	$115,060	$121,644

	September 30, 2015	December 31, 2014
Investable assets:
Total investments	$3,908,492	$3,469,475
Cash and cash equivalents	117,551	108,119
Restricted cash and cash equivalents	315,504	284,381
Loan to related party	167,975	167,975
Total investable assets(3)	$4,509,522	$4,029,950

	September 30, 2015	December 31, 2014
Capital:
Preference shares	$315,000	$315,000
Common shareholders' equity	905,065	925,694
Total Maiden shareholders' equity	1,220,065	1,240,694
2011 Senior Notes	107,500	107,500
2012 Senior Notes	100,000	100,000
2013 Senior Notes	152,500	152,500
Total capital resources(5)	$1,580,065	$1,600,694

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, net impairment losses recognized in earnings, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt, accelerated amortization of junior subordinated debt discount and issuance cost and non-cash deferred tax expense and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt discount and issuance cost, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5) Total capital resources is the sum of the Company's debt and Maiden shareholders' equity.

(6) Dividends on preference shares consist of $3,094 and $9,282 paid to Preference Shares - Series A and $2,991 and $8,971 paid to Preference shares - Series B, during the three and nine months ended September 30, 2015 and 2014, respectively.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended September 30, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$174,307	$454,194	$—	$628,501
Net premiums written	$163,710	$435,443	$—	$599,153
Net premiums earned	$193,207	$465,313	$—	$658,520
Other insurance revenue	2,177	—	—	2,177
Net loss and loss adjustment expenses	(142,468)	(297,780)	(3,924)	(444,172)
Commission and other acquisition expenses	(51,714)	(146,008)	83	(197,639)
General and administrative expenses	(9,010)	(752)	—	(9,762)
Underwriting (loss) income	$(7,808)	$20,773	$(3,841)	$9,124
Reconciliation to net income
Net investment income and realized gains on investment				34,059
Net impairment losses recognized in earnings				(1,060)
Interest and amortization expenses				(7,266)
Amortization of intangible assets				(710)
Foreign exchange and other gains				1,427
Other general and administrative expenses				(6,691)
Income tax expense				(368)
Net income				$28,515

Net loss and loss adjustment expense ratio(7)	72.9%	63.9%		67.2%
Commission and other acquisition expense ratio(8)	26.5%	31.4%		29.9%
General and administrative expense ratio(9)	4.6%	0.2%		2.5%
Combined ratio(11)	104.0%	95.5%		99.6%

For the Three Months Ended September 30, 2014	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$236,864	$385,923	$74	$622,861
Net premiums written	$219,576	$385,923	$(43)	$605,456
Net premiums earned	$233,022	$359,065	$355	$592,442
Other insurance revenue	2,423	—	—	2,423
Net loss and loss adjustment expenses	(166,342)	(233,166)	(307)	(399,815)
Commission and other acquisition expenses	(56,878)	(109,241)	(127)	(166,246)
General and administrative expenses	(8,683)	(695)	(193)	(9,571)
Underwriting income (loss)	$3,542	$15,963	$(272)	$19,233
Reconciliation to net income
Net investment income and realized gains on investment				29,830
Net impairment losses recognized in earnings				(1,189)
Interest and amortization expenses				(7,266)
Amortization of intangible assets				(820)
Foreign exchange and other gains				483
Other general and administrative expenses				(5,859)
Income tax expense				(486)
Net income				$33,926

Net loss and loss adjustment expense ratio(7)	70.7%	64.9%		67.2%
Commission and other acquisition expense ratio(8)	24.2%	30.4%		27.9%
General and administrative expense ratio(9)	3.6%	0.3%		2.7%
Combined ratio(11)	98.5%	95.6%		97.8%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars)
(Unaudited)

For the Nine Months Ended September 30, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$631,294	$1,505,642	$(1)	$2,136,935
Net premiums written	$602,693	$1,423,060	$1	$2,025,754
Net premiums earned	$570,694	$1,274,563	$2	$1,845,259
Other insurance revenue	9,408	—	—	9,408
Net loss and loss adjustment expenses	(417,846)	(811,016)	(7,643)	(1,236,505)
Commission and other acquisition expenses	(152,332)	(399,291)	(55)	(551,678)
General and administrative expenses	(27,737)	(2,261)	—	(29,998)
Underwriting (loss) income	$(17,813)	$61,995	$(7,696)	$36,486
Reconciliation to net income
Net investment income and realized gains on investment				98,587
Net impairment losses recognized in earnings				(1,060)
Interest and amortization expenses				(21,796)
Amortization of intangible assets				(2,130)
Foreign exchange and other gains				4,062
Other general and administrative expenses				(18,953)
Income tax expense				(1,636)
Net income				$93,560

Net loss and loss adjustment expense ratio(7)	72.0%	63.6%		66.7%
Commission and other acquisition expense ratio(8)	26.3%	31.3%		29.7%
General and administrative expense ratio(9)	4.8%	0.2%		2.7%
Combined ratio(11)	103.1%	95.1%		99.1%

For the Nine Months Ended September 30, 2014	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$729,154	$1,176,957	$(860)	$1,905,251
Net premiums written	$681,690	$1,176,957	$(2,379)	$1,856,268
Net premiums earned	$635,251	$988,913	$19,404	$1,643,568
Other insurance revenue	10,427	—	—	10,427
Net loss and loss adjustment expenses	(439,329)	(645,358)	(17,629)	(1,102,316)
Commission and other acquisition expenses	(164,850)	(298,236)	(6,644)	(469,730)
General and administrative expenses	(28,104)	(1,847)	(580)	(30,531)
Underwriting income (loss)	$13,395	$43,472	$(5,449)	$51,418
Reconciliation to net income
Net investment income and realized gains on investment				86,444
Net impairment losses recognized in earnings				(1,189)
Interest and amortization expenses				(22,692)
Accelerated amortization of junior subordinated debt discount and issuance cost				(28,240)
Amortization of intangible assets				(2,458)
Foreign exchange and other gains				1,555
Other general and administrative expenses				(15,029)
Income tax expense				(1,907)
Net income				$67,902

Net loss and loss adjustment expense ratio(7)	68.0%	65.3%		66.6%
Commission and other acquisition expense ratio(8)	25.5%	30.2%		28.4%
General and administrative expense ratio(9)	4.4%	0.1%		2.8%
Combined ratio(11)	97.9%	95.6%		97.8%

(7) Calculated by dividing net loss and loss adjustment expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(10) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(11) Calculated by adding together the net loss and loss adjustment expense ratio and expense ratio.

Exhibit 99.2

PRESS RELEASE
Maiden Holdings Increases Quarterly Dividend on Common Shares by 7.7% and Declares Dividends on Preference Shares
HAMILTON, Bermuda, November 4, 2015 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.14 per share of common stock, an increase of $0.01 per share or 7.7% from the previous rate. The dividend will be payable on January 15, 2016 to shareholders of record as of January 1, 2016.
Maiden’s Board of Directors also approved a cash dividend on its Series A 8.25% Non-Cumulative Preference Shares of $0.515625 per Preference Share. The dividend will be payable on December 15, 2015 to shareholders of record as of December 1, 2015.
Additionally, Maiden’s Board of Directors approved a cash dividend on its Series B 7.25% Mandatory Convertible Preference Shares of $0.90625 per Preference Share. The dividend will be payable on December 15, 2015 to shareholders of record as of December 1, 2015.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2015, Maiden had $5.8 billion in assets and shareholders' equity of $1.2 billion.
The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm